EXHIBIT 11


                    PCA INTERNATIONAL, INC., AND SUBSIDIARIES
                    COMPUTATION OF PRIMARY AND FULLY DILUTED
                            EARNINGS PER COMMON SHARE

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                                                                                           Three Months Ended
                                                                                -----------------------------------------
                                                                                 April 28, 1996          April 30, 1995
                                                                                ------------------       ----------------

PRIMARY EARNINGS PER COMMON SHARE:
   EARNINGS APPLICABLE TO COMMON STOCK:

     Net income...............................................................         $1,138,778             $  851,001
                                                                                ==================       ================

   COMPUTATION OF COMMON SHARES AND COMMON
     EQUIVALENT SHARES:
       Weighted average number of common shares...............................          7,468,386              8,109,410
       Dilutive effect of stock options.......................................            400,093                371,452
                                                                                ------------------       ----------------
       Weighted average number of common shares after
         dilutive effect...............................................                 7,868,479              8,480,862
                                                                                ==================       ================

   EARNINGS PER COMMON SHARE AND COMMON
     EQUIVALENT SHARE:

       Net income.............................................................     $         0.14          $        0.10
                                                                                ==================       ================

FULLY DILUTED EARNINGS PER COMMON SHARE:
   EARNINGS APPLICABLE TO COMMON STOCK:

       Net income.............................................................         $1,138,778             $  851,001
                                                                                ==================       ================

   COMPUTATION OF COMMON SHARES AND COMMON
     EQUIVALENT SHARES:
       Weighted average number of common shares outstanding...................          7,468,386              8,109,410
       Dilutive effect of stock options.......................................            563,843                413,919
                                                                                ------------------       ----------------
       Weighted average number of common shares
         outstanding as adjusted.........................................               8,032,229              8,523,329
                                                                                ==================       ================

   EARNINGS PER COMMON SHARE AND COMMON
     EQUIVALENT SHARE ASSUMING FULL DILUTION:

         Net income...........................................................     $         0.14          $        0.10
                                                                                ==================       ================

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